                                                                       EXHIBIT 1



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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JANUARY 7, 2002

                                 BY AND BETWEEN

                             DECODE GENETICS, INC.,

                             SAGA ACQUISITION CORP.

                                       AND

                          MEDICHEM LIFE SCIENCES, INC.



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                                TABLE OF CONTENTS

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ARTICLE I  CERTAIN DEFINITIONS..................................................................................    2

ARTICLE II  THE MERGER..........................................................................................    8
         2.1      The Merger....................................................................................    8
         2.2      Effective Time of the Merger..................................................................    8
         2.3      Effects of the Merger.........................................................................    9
         2.4      Closing.......................................................................................    9
         2.5      Certificate of Incorporation..................................................................    9
         2.6      Bylaws........................................................................................    9
         2.7      Directors and Officers........................................................................    9

ARTICLE III  CONVERSION OF SECURITIES...........................................................................    9
         3.1      Exchange Ratio................................................................................    9
         3.2      Stock of Merger Sub...........................................................................   10
         3.3      Stock Options.................................................................................   10
         3.4      Exchange Fund.................................................................................   11
         3.5      Exchange Procedures...........................................................................   11
         3.6      Distributions with Respect to Unexchanged Shares..............................................   12
         3.7      No Further Ownership Rights in Company Common Stock...........................................   12
         3.8      No Fractional Shares of Buyer Common Stock....................................................   12
         3.9      Termination of Exchange Fund..................................................................   13
         3.10     No Liability..................................................................................   13
         3.11     Investment of the Exchange Fund...............................................................   13
         3.12     Lost Certificates.............................................................................   14
         3.13     Withholding Rights............................................................................   14
         3.14     Further Assurances............................................................................   14
         3.15     Stock Transfer Books..........................................................................   14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES......................................................................   14
         4.1      Representations and Warranties of the Company.................................................   14
                  (a)      Corporate Organization...............................................................   15
                  (b)      Capitalization.......................................................................   15
                  (c)      Authority; No Violation..............................................................   17
                  (d)      Consents and Approvals...............................................................   18
                  (e)      Financial Reports and SEC Documents..................................................   18
                  (f)      Absence of Undisclosed Liabilities...................................................   19
                  (g)      Absence of Certain Changes or Events.................................................   19
                  (h)      Legal Proceedings....................................................................   20
                  (i)      Compliance with Applicable Law.......................................................   20
                  (j)      Contracts............................................................................   20
                  (k)      Environmental Liability..............................................................   21
                  (l)      Employee Benefit Plans; Labor Matters................................................   21
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                  (m)      Intellectual Property................................................................   24
                  (n)      Properties...........................................................................   25
                  (o)      Insurance............................................................................   25
                  (p)      FDA Matters..........................................................................   26
                  (q)      Taxes................................................................................   26
                  (r)      Reorganization under the Code........................................................   27
                  (s)      Form S-4; Proxy Statement/Prospectus.................................................   27
                  (t)      Affiliate Transactions...............................................................   28
                  (u)      Ownership of Buyer Stock.............................................................   28
                  (v)      State Takeover Laws..................................................................   28
                  (w)      Opinion of Financial Advisor.........................................................   28
                  (x)      Board Approval.......................................................................   28
                  (y)      Brokers' Fees........................................................................   28
                  (z)      ALS Licensed Technology..............................................................   28
         4.2      Representations and Warranties of Buyer and Merger Sub........................................   29
                  (a)      Corporate Organization...............................................................   29
                  (b)      Capitalization.......................................................................   30
                  (c)      Authority; No Violation..............................................................   31
                  (d)      Consents and Approvals...............................................................   32
                  (e)      Financial Reports and SEC Documents..................................................   32
                  (f)      Absence of Undisclosed Liabilities...................................................   33
                  (g)      Absence of Certain Changes or Events.................................................   33
                  (h)      Legal Proceedings....................................................................   33
                  (i)      Compliance with Applicable Law.......................................................   33
                  (j)      Taxes................................................................................   34
                  (k)      Board Approval.......................................................................   34
                  (l)      Reorganization under the Code........................................................   34
                  (m)      Form S-4; Proxy Statement/Prospectus.................................................   34
                  (n)      Ownership of Company Stock...........................................................   34

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................   34
         5.1      Covenants of the Company......................................................................   34
                  (a)      Ordinary Course......................................................................   34
                  (b)      Dividends; Changes in Share Capital..................................................   35
                  (c)      Issuance of Securities...............................................................   35
                  (d)      Governing Documents..................................................................   35
                  (e)      No Acquisitions......................................................................   36
                  (f)      No Dispositions......................................................................   36
                  (g)      Investments; Indebtedness............................................................   36
                  (h)      Tax-Free Qualification...............................................................   36
                  (i)      Compensation.........................................................................   36
                  (j)      Accounting Methods; Tax Matters......................................................   37
                  (k)      Litigation...........................................................................   37
                  (l)      Intellectual Property................................................................   37
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                  (m)      Company Contracts....................................................................   37
                  (n)      Certain Actions......................................................................   38
                  (o)      No Related Actions...................................................................   38
         5.2      Covenants of Buyer............................................................................   38
                  (a)      Ordinary Course......................................................................   38
                  (b)      Governing Documents..................................................................   38
                  (c)      Tax-Free Qualification...............................................................   38
                  (d)      Certain Actions......................................................................   38
                  (e)      Dividends; Changes in Share Capital..................................................   38
                  (f)      Accounting Methods...................................................................   38
         5.3      Governmental Filings..........................................................................   38
         5.4      Control of Other Party's Business.............................................................   39
         5.5      Cooperation...................................................................................   39

ARTICLE VI  ADDITIONAL AGREEMENTS...............................................................................   39
         6.1      Preparation of Proxy Statement; Stockholders Meetings.........................................   39
         6.2      Access to Information.........................................................................   41
         6.3      Reasonable Best Efforts.......................................................................   41
         6.4      Acquisition Proposals.........................................................................   42
         6.5      Fees and Expenses.............................................................................   44
         6.6      Directors' and Officers' Indemnification and Insurance........................................   44
         6.7      Employee Benefits.............................................................................   44
         6.8      Public Announcements..........................................................................   45
         6.9      Listing of Shares of Buyer Common Stock.......................................................   45
         6.10     Affiliates....................................................................................   45
         6.11     Notification of Certain Matters...............................................................   45
         6.12     Accountants' Letters..........................................................................   45
         6.13     Issuance of Certain Options...................................................................   46
         6.14     Assignment of Licensed Technology.............................................................   46

ARTICLE VII  CONDITIONS PRECEDENT...............................................................................   46
         7.1      Conditions to Each Party's Obligation to Effect the Merger....................................   46
                  (a)      Stockholder Approval.................................................................   46
                  (b)      No Injunctions or Restraints; Illegality.............................................   46
                  (c)      HSR Act..............................................................................   46
                  (d)      Nasdaq Listing.......................................................................   47
                  (e)      Effectiveness of the Form S-4........................................................   47
         7.2      Additional Conditions to Obligations of Buyer.................................................   47
                  (a)      Representations and Warranties.......................................................   47
                  (b)      Performance of Obligations of the Company............................................   47
                  (c)      Third Party Consents.................................................................   48
                  (d)      Affiliate Agreements.................................................................   48
                  (e)      Assignment Agreements................................................................   48
         7.3      Additional Conditions to Obligations of the Company...........................................   48
                  (a)      Representations and Warranties.......................................................   48
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                  (b)      Performance of Obligations of Buyer..................................................   48
                  (c)      Tax Opinion..........................................................................   48

ARTICLE VIII  TERMINATION AND AMENDMENT.........................................................................   48
         8.1      Termination...................................................................................   48
         8.2      Effect of Termination.........................................................................   50
         8.3      Amendment.....................................................................................   51
         8.4      Extension; Waiver.............................................................................   51

ARTICLE IX  GENERAL PROVISIONS..................................................................................   51
         9.1      Non-Survival of Representations, Warranties and Agreements....................................   51
         9.2      Notices.......................................................................................   52
         9.3      Interpretation................................................................................   52
         9.4      Counterparts..................................................................................   53
         9.5      Entire Agreement; No Third Party Beneficiaries................................................   53
         9.6      Governing Law.................................................................................   53
         9.7      Severability..................................................................................   53
         9.8      Assignment....................................................................................   53
         9.9      Enforcement...................................................................................   53
         9.10     Submission to Jurisdiction; Waivers...........................................................   54
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                                      -iv-
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                                LIST OF EXHIBITS

Exhibit                    Title
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Exhibit A                  Form of Affiliate Agreement

         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of January 7, 2002, is by and between DECODE GENETICS, INC., a Delaware corporation ("BUYER"), SAGA ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Buyer ("MERGER SUB"), on the one hand, and MEDICHEM LIFE SCIENCES, INC., a Delaware corporation (the "COMPANY"), on the other hand.

         WHEREAS, the respective Boards of Directors of Buyer, Merger Sub and the Company have each determined that it is in the best interest of their respective stockholders to effect a merger of Merger Sub with and into the Company with the Company surviving as a wholly-owned subsidiary of Buyer (the "MERGER"), pursuant to which, among other things, all of the issued and outstanding common stock of the Company, par value $0.01 per share ("COMPANY COMMON STOCK"), other than Company Common Stock owned by the Company, Buyer or their respective wholly-owned Subsidiaries, shall be converted into the right to receive shares of common stock, par value $0.001 per share, of Buyer ("BUYER COMMON STOCK"), all upon the terms and subject to the conditions set forth herein;

         WHEREAS, Buyer is considering merging the Company and its wholly-owned subsidiaries with and into Buyer immediately following the Merger (the "UPSTREAM MERGERS");

         WHEREAS, the Boards of Directors of Buyer, Merger Sub and the Company have approved and adopted this Agreement, the Merger and the other transactions contemplated hereby (including the Stockholder Agreements, as defined below), and each has agreed to recommend approval of the transactions contemplated hereby by their respective stockholders;

         WHEREAS, concurrently herewith and as an inducement for Buyer to enter into this Agreement, Buyer and certain stockholders of the Company representing approximately 63% of the voting rights of the outstanding Company Common Stock (the "PRINCIPAL STOCKHOLDERS") are entering into agreements (the "STOCKHOLDER AGREEMENTS") pursuant to which such Principal Stockholders have agreed, among other things, to vote all of the shares of Company Common Stock beneficially owned by them in favor of approval and adoption of this Agreement and the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger and the Upstream Mergers (if they occur) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "ACQUISITION PROPOSAL" shall have the meaning set forth in
         Section 6.4(a)(i).

                  "AFFILIATE" shall have the meaning ascribed to such term under Rule 144 of the Securities Act.

                  "AFFILIATE AGREEMENT" shall have the meaning set forth in
         Section 6.10.

                  "ALS" shall have the meaning set forth in Section 4.1(t).

                  "AGREEMENT" shall have the meaning set forth in the Preamble.

                  "ASSIGNMENT AGREEMENTS" shall have the meaning set forth in
         Section 6.14.

                  "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning ascribed to such terms under Section 13(d) of the Exchange Act.

                  "BENEFIT PLAN" means, with respect to any entity, any employee benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any beneficiary or dependent thereof that is sponsored or maintained by such entity or to which such entity contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement and any bonus, incentive, executive compensation, deferred compensation, vacation, performance pay, loan or loan guarantee, stock purchase, stock option, performance share, stock appreciation or other equity compensation, severance, change of control, plant closing or fringe benefit plan, program or policy.

                  "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York, New York or Reykjavik, Iceland.

                  "BUYER" shall have the meaning set forth in the Preamble.

                  "BUYER 2000 10-K" means Buyer's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC.

                  "BUYER 10-Q" means Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as filed with the SEC.

                  "BUYER CAPITAL STOCK" shall have the meaning set forth in
         Section 4.2(b)(i)(B).


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
                  "BUYER COMMON STOCK" shall have the meaning set forth in the Recitals.

                  "BUYER DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 4.2.

                  "BUYER OPTION PLANS" means Buyer's 1996 Equity Incentive Plan, as amended.

                  "BUYER PREFERRED STOCK" shall have the meaning set forth in
         Section 4.2(b)(i)(B).

                  "BUYER RECOMMENDATION" shall have the meaning set forth in
         Section 6.1(c).

                  "BUYER SEC DOCUMENTS" shall have the meaning set forth in
         Section 4.2(e).

                  "BUYER STOCK OPTIONS" means options to purchase shares of Buyer Common Stock granted under Buyer Option Plans.

                  "BUYER STOCKHOLDER APPROVAL" shall have the meaning set forth in Section 4.2(c)(i).

                  "BUYER STOCKHOLDERS MEETING" shall have the meaning set forth in Section 4.2(c)(i).

                  "BUYER TERMINATION FEE" means an amount in cash equal to $2,000,000.

                  "CERTIFICATE OF MERGER" shall have the meaning set forth in
         Section 2.2.

                  "CHANGE IN THE BUYER RECOMMENDATION" shall have the meaning set forth in Section 6.1(c).

                  "CHANGE IN THE COMPANY RECOMMENDATION" shall have the meaning set forth in Section 6.1(b).

                  "CLOSING" shall mean the closing of the transactions contemplated by the Agreement in accordance with Section 2.4.

                  "CLOSING DATE" shall have the meaning set forth in Section
         2.4.

                  "CODE" shall have the meaning set forth in the Recitals.

                  "COMPANY" shall have the meaning set forth in the Preamble.

                  "COMPANY 2000 10-K" means the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC.

                  "COMPANY 10-Q" means the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as filed with the SEC.

                  "COMPANY BENEFIT PLAN" means a Benefit Plan maintained or contributed to by the Company or any ERISA Affiliate of the Company, or to which the Company or any

         ERISA Affiliate of the Company is required to contribute with respect to which the Company or any ERISA Affiliate may have any liability.

                  "COMPANY CAPITAL STOCK" shall have the meaning set forth in
         Section 4.1(b)(i).

                  "COMPANY CERTIFICATE" and "COMPANY CERTIFICATES" shall have the meanings set forth in Section 3.1(b).

                  "COMPANY COMMON STOCK" shall have the meaning set forth in the Recitals.

                  "COMPANY CONTRACT" and "COMPANY CONTRACTS" shall have the meaning set forth in Section 4.1(j).

                  "COMPANY CONVERTED OPTION" shall have the meaning set forth in
         Section 3.3(a).

                  "COMPANY DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 4.1.

                  "COMPANY EMPLOYEES" shall have the meaning set forth in
         Section 6.7(a).

                  "COMPANY INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 4.1(m).

                  "COMPANY OPTION PLANS" MediChem Holdings, Inc. Incentive Compensation Plan, as amended, and the Company's 2000 Stock Incentive Plan.

                  "COMPANY PREFERRED STOCK" shall have the meaning set forth in
         Section 4.1(b)(i).

                  "COMPANY RECOMMENDATION" shall have the meaning set forth in
         Section 6.1(b).

                  "COMPANY SEC DOCUMENTS" shall have the meaning set forth in
         Section 4.1(e).

                  "COMPANY STOCK OPTION" shall have the meaning set forth in
         Section 3.3(a).

                  "COMPANY STOCKHOLDER APPROVAL" shall have the meaning set forth in Section 4.1(c)(i).

                  "COMPANY STOCKHOLDERS MEETING" shall have the meaning set forth in Section 4.1(c)(i).

                  "COMPANY TERMINATION FEE" means an amount in cash equal to $3,000,000.

                  "CONFIDENTIALITY AGREEMENTS" shall have the meaning set forth in Section 6.2.

                  "CONTROLLED GROUP LIABILITY" means any and all liabilities (a) under Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation, (b) under Section 302 of ERISA,
         (c) under Sections 412 and 4971 of the Code, (d) for violation of the continuation coverage requirements of Section 601 et seq.

         of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 et seq. of the Code and Sections 9801 et seq. of ERISA, and (e) under corresponding or similar provisions of foreign laws or regulations.

                  "COSTS" shall mean the aggregate amount of Expenses incurred by a party hereto in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $2,000,000. For the avoidance of doubt, Costs shall not duplicate any amounts considered, and payable, as part of the Buyer Termination Fee or the Company Termination Fee, whether or not owed or payable to a third party.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "DOJ" means the Antitrust Division of the U.S. Department of Justice.

                  "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

                  "ENVIRONMENTAL LAW" means applicable statutes, regulations, rules, ordinances, codes, common law, licenses, permits, orders, approvals and authorizations of all Governmental Entities and all applicable judicial and administrative and regulatory decrees, judgments and orders to which, in each case, the Company is subject and all covenants running with the land that relate to: (A) occupational health and safety; (B) the protection of human health or the environment; (C) the treatment, storage, disposal, handling, release or remediation of Hazardous Materials; or (D) exposure of persons to Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any entity that, together with the Company, is treated as a single employer under Sections 414(b), (c),
         (m) or (o) of the Code.

                  "EXCESS SHARES" shall have the meaning set forth in Section
         3.8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "EXCHANGE AGENT" shall have the meaning set forth in Section 3.4.

                  "EXCHANGE FUND" shall have the meaning set forth in Section
         3.4.

                  "EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(b).

                  "EXCLUSIVITY AGREEMENT" shall mean the letter agreement between Buyer and the Company dated as of December 6, 2001, as amended as of January 3, 2002, and any further amendments thereto.

                  "EXPENSES" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.

                  "FDA" means the Federal Food and Drug Administration.

                  "FORM S-4" shall have the meaning set forth in Section 4.1(d)(ii).

                  "FTC" means the U.S. Federal Trade Commission.

                  "GAAP" means U.S. generally accepted accounting principles.

                  "GOVERNMENTAL ENTITY" shall have the meaning set forth in
         Section 4.1(d).

                  "HAZARDOUS MATERIALS" means any substance: (A) the presence of which requires reporting, investigation, removal or remediation under any Environmental Law; (B) that is defined as a "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any Environmental Law; and (C) that contains gasoline, diesel fuel or other petroleum hydrocarbons, PCBs, asbestos or urea formaldehyde foam insulation.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INTELLECTUAL PROPERTY" means all trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

                  "KNOWLEDGE" means, with respect to any entity, the knowledge of such entity's executive officers after reasonable inquiry.

                  "LICENSED TECHNOLOGY" shall have the meaning set forth in
         Section 4.1(z).

                  "LIENS" means any liens, pledges, charges, encumbrances and security interests whatsoever.

                  "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any change, effect, event or occurrence that is or would reasonably be expected to have a material adverse effect on (a) the financial condition, results of operations, business, properties or operations of such entity and its Subsidiaries taken as a whole or (b) the ability of such entity to timely consummate the transactions contemplated by this Agreement; provided that any change in the price of Company Common Stock or Buyer Common Stock from the date hereof shall not be deemed by itself, either alone or in combination with other effects, to constitute a Material Adverse Effect.

                  "MERGER" shall have the meaning set forth in the Recitals.

                  "MERGER CONSIDERATION" shall have the meaning set forth in
         Section 3.1(b).

                  "MERGER SUB" shall have the meaning set forth in the Preamble.

                  "NASDAQ" means The Nasdaq National Market.

                  "NECESSARY CONSENTS" shall have the meaning set forth in
         Section 4.1(d).

                  "NON-SUBSIDIARY AFFILIATE" shall have the meaning set forth in
         Section 4.1(b)(iii).

                  "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  "PRINCIPAL STOCKHOLDERS" shall have the meaning set forth in the Recitals.

                  "PROXY STATEMENT/PROSPECTUS" shall have the meaning set forth in Section 4.1(d)(ii).

                  "REGULATORY LAW" means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment or
         (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

                  "REQUIRED APPROVALS" shall have the meaning set forth in
         Section 6.3(i).

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "STOCKHOLDER AGREEMENTS" shall have the meaning set forth in the Recitals.

                  "SUBSIDIARY" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

                  "SUPERIOR PROPOSAL" means a bona fide written proposal made by a Person other than Buyer that is (a) for an Acquisition Proposal (except that references in the definition of "Acquisition Proposal" to "10%" shall be "50%") involving the Company and (b) on terms which the Company's Board of Directors in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (including any counterproposal from Buyer) and (ii) is reasonably capable of being completed on the terms proposed.

                  "SURVIVING CORPORATION" shall have the meaning set forth in
         Section 2.1.

                  "TAXES" means any and all U.S. federal, state or local, foreign, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

                  "TAX RETURN" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

                  "TERMINATION DATE" shall have the meaning set forth in Section 8.1(b).

                  "UPSTREAM MERGER" shall have the meaning set forth in the Recitals.

                  "VOTING DEBT" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock of the same issuer may vote.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions hereof, in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), which shall continue its corporate existence under the laws of the State of Delaware, and the separate existence of Merger Sub shall thereupon cease. As a result of the Merger, the Company will become a wholly-owned subsidiary of Buyer. The name of the Surviving Corporation shall be the name of the Company.

         2.2 Effective Time of the Merger. The Merger shall become effective as set forth in a properly executed Certificate of Merger duly filed with the Secretary of State of the State of

Delaware (the "CERTIFICATE OF MERGER"), which filing shall be made as soon as practicable on the Closing Date. As used in this Agreement, the term "EFFECTIVE TIME" shall mean the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

         2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company, respectively, shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 Closing. Upon the terms and subject to the conditions set forth in
Article VII and the termination rights set forth in Article VIII, the closing (the "CLOSING") will take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, 10166 at 10:00 A.M. on the second Business Day following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to by the parties hereto (the date of the Closing, the "CLOSING DATE").

         2.5 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

         2.6 Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

         2.7 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

                                   ARTICLE III

                            CONVERSION OF SECURITIES

         3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company Capital Stock:

                  (a) All shares of Company Capital Stock that are held by the Company as treasury stock or that are owned by the Company, Buyer or any of their respective wholly-owned Subsidiaries (other than those held in a fiduciary capacity for the benefit of third parties) immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist.

                  (b) Subject to Sections 3.1(a) and 3.8, each outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.3099 (the "EXCHANGE RATIO") fully paid and nonassessable shares of Buyer Common Stock and cash in lieu of fractional shares (the "MERGER CONSIDERATION"). All of such shares of Buyer Common Stock shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof. All such shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "COMPANY CERTIFICATE" and collectively, the "COMPANY CERTIFICATES") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor (including any cash paid in lieu of fractional shares) and any dividends or other distributions to which holders of Company Common Stock become entitled, all in accordance with this Article III upon the surrender of such Company Certificate.

                  (c) If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, Company Common Stock or Buyer Common Stock, the Exchange Ratio shall be equitably adjusted accordingly to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

         3.2 Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of capital stock of Merger Sub, each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

         3.3 Stock Options.

                  (a) At the Effective Time, each option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") granted under Company Option Plans which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and automatically shall be converted, at the Effective Time, into a fully-vested option to purchase Buyer Common Stock (as so converted, a "COMPANY CONVERTED Option") in an amount and at any exercise price determined as provided below. The number of shares of Buyer Common Stock subject to each such Company Converted Option shall be the number of shares of Company Common Stock subject to the Company Stock Option multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Buyer Common Stock, and such Company Converted Option shall have an exercise price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Company Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code, as of the Effective Time, applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares subject to such option and all other terms and conditions applicable to such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

                  (b) As soon as practicable after the Effective Time, Buyer shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Buyer Option Plans and agreements evidencing the grants of such Company Converted Options and stating that the respective Company Stock Options and agreements have been assumed by Buyer and shall continue in effect as Company Converted Options on the same terms and conditions (subject to the adjustments required by this Section 3.3 after giving effect to the Merger and subject to the terms of the Buyer Option Plans).

                  (c) Prior to the Effective Time, the Company shall take all necessary action for the adjustment of Company Converted Options under this Section 3.3. Buyer shall reserve for issuance a number of shares of Buyer Common Stock at least equal to the number of shares of Buyer Common Stock that will be subject to Company Converted Options. As soon as practicable following the Effective Time, Buyer shall file a registration statement on Form S-8 with respect to the shares of Buyer Common Stock subject to Company Converted Options and shall maintain the effectiveness of such registration statement or registration statements in accordance with the requirements of applicable law.

         3.4 Exchange Fund. Prior to the Effective Time, Buyer shall appoint The Bank of New York, Inc., or a commercial bank or trust company, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Company Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Buyer shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the shares of Buyer Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock. Following the Effective Time, Buyer agrees to make available to the Exchange Agent from time to time as needed cash sufficient to pay any amounts required under Section 3.6. Any cash and certificates representing Buyer Common Stock deposited with the Exchange Agent (including the proceeds from sales of Excess Shares in accordance with Section 3.8) shall hereinafter be referred to as the "EXCHANGE FUND."

         3.5 Exchange Procedures. Promptly after the Effective Time, Buyer shall cause the Exchange Agent to mail to each holder of a Company Certificate (a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Buyer may reasonably specify and (b) instructions for effecting the surrender of such Company Certificates in exchange for the Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Company Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor (a) shares of Buyer Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 3.1 (after taking into account all shares of Company Common Stock then held by such holder) and (b) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Buyer Common Stock pursuant to Section 3.8 and dividends and other distributions pursuant to Section 3.6. No interest will be paid or will accrue on any cash payable pursuant to Section 3.6 or Section 3.8. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, one or more shares of Buyer Common Stock evidencing, in the aggregate, the proper number of shares of Buyer Common Stock, a check in the proper amount of cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Buyer Common Stock pursuant to Section 3.8 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.6, may be issued with respect to such Company Common Stock to such a transferee if the Company Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         3.6 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Buyer Common Stock that such holder would be entitled to receive upon surrender of such Company Certificate, and no cash payment in lieu of fractional shares of Buyer Common Stock shall be paid to any such holder pursuant to
Section 3.8 until such holder shall surrender such Company Certificate in accordance with Section 3.5. Subject to the effect of applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Buyer Common Stock to which such holder is entitled pursuant to Section 3.8 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Buyer Common Stock. Registered holders of unsurrendered Company Certificates shall be entitled to vote after the Effective Time at any meeting of Buyer Stockholders with a record date at or after the Effective Time the number of whole shares of Buyer Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Company Certificates.

         3.7 No Further Ownership Rights in Company Common Stock. All shares of Buyer Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.6 or 3.8) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

         3.8 No Fractional Shares of Buyer Common Stock. No certificates or scrip or shares of Buyer Common Stock representing fractional shares of Buyer Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Company Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Buyer or a holder of shares of Buyer Common Stock. In lieu of any such fractional share, each holder of shares of Company Common Stock that would otherwise have been entitled to a fraction of a share of Buyer Common Stock upon surrender of Company Certificates (determined after taking into account all Company Certificates delivered by such holder) shall be paid, upon such surrender, cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Buyer Common Stock issued pursuant to this Section 3.8. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Buyer Common Stock delivered to the Exchange Agent by Buyer over (ii) the aggregate number of full shares of Buyer Common Stock to be distributed to holders of Company Common Stock (such excess, the "EXCESS SHARES"), and the Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Shares at the prevailing prices on the Nasdaq. The sale of the Excess Shares by the Exchange Agent shall be executed on the Nasdaq and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares shall reduce, but not below zero, the amount of cash paid to holders in respect of fractional shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to such former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders of Company Common Stock.

         3.9 Termination of Exchange Fund. Subject to applicable law, any portion of the Exchange Fund that remains unclaimed by the holders of Company Certificates six months after the Effective Time shall, at Buyer's request, be delivered to Buyer or otherwise on the instruction of Buyer, and any holders of Company Certificates who have not theretofore complied with this Article III shall, after such delivery, look only to Buyer for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 3.1 and 3.5, any cash in lieu of fractional shares of Buyer Common Stock to which such holders are entitled pursuant to Section 3.8 and any dividends or distributions with respect to shares of Buyer Common Stock to which such holders are entitled pursuant to
Section 3.6. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

         3.10 No Liability. None of Buyer, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.11 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Buyer on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to the Company stockholders pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to Buyer.

         3.12 Lost Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such Person of a bond in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Buyer Common Stock, and unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof, pursuant to this Agreement.

         3.13 Withholding Rights. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of U.S. state or local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by Buyer, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Buyer.

         3.14 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation or Merger Sub, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Buyer or the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         3.15 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Company Certificates presented to the Exchange Agent, Buyer or the Surviving Corporation for any reason shall be converted into the right to receive Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Buyer Common Stock to which the holders thereof are entitled pursuant to Section 3.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 3.6).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Company. Except as disclosed in the Company disclosure schedule delivered to Buyer concurrently herewith (the "COMPANY DISCLOSURE SCHEDULE") (any disclosure set forth on any particular schedule shall be deemed to qualify the corresponding paragraph and any other paragraph and sections to which it is readily apparent from a reading of such disclosure), the Company hereby represents and warrants to Buyer as follows, provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect with respect to the Company:

                  (a) Corporate Organization.

                           (i) The Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. True and complete copies of the Certificate of Incorporation and bylaws of the Company, as in effect as of the date of this Agreement, have previously been made available by the Company to Buyer.

                           (ii) Each Subsidiary of the Company (A) is duly
                  organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether U.S. federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case of
                  (A), (B) and (C), except as would not have a Material Adverse Effect on the Company.

                  (b) Capitalization.

                           (i) The authorized capital stock of the Company
                  consists of (A) 100,000,000 shares of Company Common Stock, of which, as of December 31, 2001, 26,674,756 shares were issued and outstanding and no shares were held in treasury and (B) 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company ("COMPANY PREFERRED STOCK," and together with the Company Common Stock, the "COMPANY CAPITAL STOCK"), of which no shares are issued and outstanding. From December 31, 2001 to the date of this Agreement, no shares of Company Capital Stock have been issued except pursuant to the exercise of options granted under the Company Option Plans. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options and stock issued pursuant to Company Option Plans, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Capital Stock or any other equity securities of the Company or any securities of the Company representing the right to purchase or otherwise receive any shares of Company Capital Stock. None of the Company Stock Options are "reload" options or options of a similar nature that grant to the holder any right to additional Company Stock Options upon the exercise thereof. As of December 31, 2001, no shares of Company Capital Stock were reserved for issuance, except for 5,026,369 shares of Company Common Stock reserved for issuance upon the exercise of stock options pursuant to the Company Option Plans (such number of shares reserved for issuance does not include an increase in the ordinary course that occurred on January 1, 2002 of 2.5% of the total outstanding number of shares of Company Common Stock as of such date). The Company has no Voting Debt issued or outstanding. As of December 31, 2001, 2,206,319 shares of Company Common Stock are subject to outstanding Company Stock Options. Since December 31, 2001, except as permitted by this Agreement, no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Company Common Stock have been issued, granted or made.

                           (ii) Except at set forth in the preceding paragraph
                  and except as set forth in Section 4.1(b)(ii) of the Company Disclosure Schedule, (A) there are no Company Capital Stock or other equity securities of any class of the Company, or any security convertible or exchangeable into or exercisable for such Company Capital Stock or other equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, deliver or sell additional shares of Company Capital Stock of or other equity interests in the Company or obligating the Company to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. To the knowledge of the Company, other than the Stockholder Agreements, there are no voting trusts, proxies or other voting arrangement or understandings with respect to shares of Company Capital Stock or other equity interests in the Company.

                           (iii) The Company owns, directly or indirectly, all
                  of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company, free and clear of all Liens, and, except as set forth in
                  Section 4.1(b)(iii) of the Company Disclosure Schedule, all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.1(b)(iii) of the Company Disclosure Schedule sets forth a list of each investment of the Company in any corporation, joint venture, partnership, limited liability company or other entity other than its Subsidiaries, which would be considered a Subsidiary if such investment constituted control of such entity (each a "NON-SUBSIDIARY AFFILIATE").

                  (c) Authority; No Violation.

                           (i) The Company has full corporate power and
                  authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company and declared advisable. The Board of Directors of the Company has directed that this Agreement be submitted to the Company stockholders at a meeting of the Company stockholders for the purpose of approving the Merger and adopting this Agreement (the "COMPANY STOCKHOLDERS MEETING"), and, except for the approval of the Merger and the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL") in accordance with the DGCL, the Certificate of Incorporation and Bylaws, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                           (ii) Neither the execution and delivery of this
                  Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (A) violate any provision of the Certificate of Incorporation or bylaws of the Company, or (B) except as set forth in Section 4.1(c)(ii) of the Company Disclosure Schedule, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of the Company, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected; except for such violations, conflicts, breaches or defaults that either individually or in the aggregate will not have a Material Adverse Effect on the Company or the Surviving Corporation.

                  (d) Consents and Approvals. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act and any other applicable anti-trust or competition approvals, (ii) the filing with the SEC of a proxy statement/prospectus relating to the matters to be submitted to Buyer's stockholders at the Buyer Stockholders Meeting, if any, and the matters to be submitted to the Company's stockholders at the Company Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the "PROXY STATEMENT/PROSPECTUS") and a registration statement on Form S-4 with respect to the issuance of Buyer Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "FORM S-4"), (iii) the approval and adoption of this Agreement and the Merger by the Company's stockholders in accordance with the DGCL, the Company's Certificate of Incorporation and bylaws, (iv) the filing of the Certificate of Merger pursuant to the DGCL (the consents, approvals, filings and registration required under or in relation to clauses (ii) though (iv) above, "NECESSARY CONSENTS"), and (v) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect to the Company, no consents or approvals of or filings or registrations with any supranational or national, state, municipal or local government, foreign or domestic, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "GOVERNMENTAL ENTITY") are necessary in connection with (A) the execution and delivery by the Company of this Agreement and (B) the consummation by the Company of the transactions contemplated by this Agreement.

                  (e) Financial Reports and SEC Documents. Each of the Company and its Subsidiaries has filed all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by it since October 26, 2000 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed, with the SEC (collectively, the "COMPANY SEC DOCUMENTS"). Each of the Company SEC Documents, including the Company 2000 10-K and the Company 10-Q, (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date hereof), did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders' equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (f) Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in the Company 2000 10-K, in the financial statements (or notes thereto) included in the Company 10-Q, in the Company SEC Documents filed prior to the date hereof and as set forth in Section 4.1(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries had at September 30, 2001, or has incurred since that date through the date hereof, any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies which (A) are accrued or reserved against in the financial statements in the Company 2000 10-K, the Company 10-Q or reflected in the respective notes thereto or (B) were incurred after September 30, 2001 in the ordinary course of business and consistent with past practices, (ii) liabilities, obligations or contingencies that have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations or contingencies that are of a nature not required to be reflected in the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP consistently applied.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date hereof and except as set forth in Section 4.1(g) of the Company Disclosure Schedule, since September 30, 2001, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, and since such date, other than in the ordinary course of business, there has not been (i) any event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Capital Stock or any redemption, purchase or other acquisition of any of the Company Capital Stock; (iii) (A) any granting by the Company or any of its Subsidiaries to any officer or director of the Company or any of its Subsidiaries of any increase in compensation, (B) any granting by the Company or any of its Subsidiaries to any such officer or director of any increase in severance or termination pay, (C) any granting by the Company or any of its Subsidiaries to any such officer, director or other key employees of any loans or any increases to outstanding loans, if any, (D) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any employee or executive officer or director, except employment agreements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, or (E) any increase in or establishment of any Benefit Plan (including amendment of existing Benefit Plans); (iv) any material damage, destruction or loss

         (whether or not covered by insurance) with respect to the assets and properties of the Company or any of its Subsidiaries; (v) any material payment to an Affiliate of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;
         (vi) any revaluation by the Company or any of its Subsidiaries of any of their assets; (vii) any mortgage, lien, pledge, encumbrance, charge, agreement, claim or restriction placed upon any of the material properties or assets of the Company or any of its Subsidiaries; (viii) except as required generally by GAAP, any material change in the accounting methods, principles or practices used by the Company; or
         (ix) any other action or event that would have required the consent of Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

                  (h) Legal Proceedings. There are no material suits, actions or proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. To the knowledge of the Company, there is no basis for any such suit, action, proceeding or investigation that could, individually or in the aggregate, if determined adversely, be expected to have a Material Adverse Effect on the Company, nor is there any material judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or its Subsidiaries.

                  (i) Compliance with Applicable Law. The Company and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and have complied in all material respects with any applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Company or any of its Subsidiaries.

                  (j) Contracts.

                           (i) Section 4.1(j)(i) of the Company Disclosure
                  Schedule sets forth a complete and accurate list of (x) all contracts and agreements with customers and (y) all other contracts and agreements that are material to the business, assets, liabilities, capitalization, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries (excluding in the case of (y) contracts entered in the ordinary course of business that do not require payments by the Company in any 12 month period aggregating more than $50,000 or aggregating more than $100,000 during the remaining term of the contract) (collectively, "COMPANY CONTRACTS," and each a "COMPANY CONTRACT"). The Company has provided Buyer with a complete and accurate copy of each Company Contract.

                           (ii) Except as set forth in Sections 4.1(j)(i) or
                  4.1(j)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice; (B) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in (1) a requirement to obtain the consent of the other party to such contract, arrangement, commitment or understanding or in a termination of any such contract, (2) any payment (whether of severance pay or otherwise) becoming due from Buyer, the Company, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof; (C) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement (whether or not filed with the SEC), or (D) which materially restricts the conduct of any line of business by the Company or any Subsidiary thereof upon consummation of the Merger or will materially restrict the ability of Buyer or the Surviving Corporation or any Subsidiary thereof to engage in any line of business.

                           (iii) Except as set forth in Schedule 4.1(j)(iii) of
                  the Company Disclosure Schedule, (A) each Company Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Contract, and (C) neither the Company nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract.

                           (iv) Except as set forth in Schedule 4.1(j)(iv) of
                  the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any notice, whether written or oral, from any other party to a Company Contract of the other party's intention to terminate any such Company Contract whether as a result of the announcement or consummation of the transactions contemplated hereby or otherwise.

                  (k) Environmental Liability. There are no pending or, to the knowledge of the Company, threatened environmental investigations or remediation activities, legal, administrative or arbitral proceedings, written claims, actions or causes of action of any nature arising under any Environmental Law that could reasonably be expected to result in a Material Adverse Effect on the Company or any of its Subsidiaries. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or investigation. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment or decree by or with any Governmental Entity or third party imposing any liability with respect to the foregoing that could reasonably be expected to result in a Material Adverse Effect on the Company or any of its Subsidiaries.

                  (l) Employee Benefit Plans; Labor Matters.

                           (i) There does not now exist any, and to the
                  knowledge of the Company, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to the Company or any of its Subsidiaries. No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. Neither the Company nor any ERISA

                  Affiliate has, within the six year period preceding the date hereof, participated in, contributed to or had any obligation or liability with respect to any plan that is subject to Title IV or ERISA or section 412 of the Code. No Company Benefit Plan is funded by a trust intended to be exempt from taxation under section 501(c)(9) of the Code, nor does any Company Benefit Plan provide any post-employment welfare benefits to any employees or former employees of the Company, except as may otherwise be required to be provided pursuant to Part 6 of Title I of ERISA or section 4980B of the Code.

                           (ii) Each of the Company Benefit Plans has been
                  operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, all benefits due under each Company Benefit Plan have been timely paid, and there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of the Company, no set of circumstances exists, that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any liability of the Company or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Company Benefit Plan, any participant in a Company Benefit Plan, or any other party. All contributions and payments to or with respect to each Company Benefit Plan have been timely made and the Company has made adequate provision for reserves to satisfy contributions and payments that have not been made because they are not yet due under the terms of such Company Benefit Plan or related arrangement, document, or applicable law. No Company Benefit Plan has any unfunded accrued benefits that are not fully reflected in the Company's financial statements.

                           (iii) Neither the Company nor any Subsidiary of the
                  Company is a party to any collective bargaining or other labor union contract applicable to individuals employed by the Company or any Subsidiary of the Company, and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any Subsidiary of the Company. There is no labor dispute, strike, slowdown or work stoppage against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company and no unfair labor practice or labor charge or complaint has occurred with respect to the Company or any Subsidiary of the Company.

                           (iv) Except as set forth in Section 4.1(l)(iv) of the
                  Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any Subsidiaries of the Company under any Company Benefit Plan or otherwise; (B) increase any benefits otherwise payable under any Company Benefit Plan; (C) result in any acceleration of the time of payment or vesting of any such benefits; (D) require the funding of any trust or other funding vehicle; or (E) limit or prohibit any existing ability to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.

                           (v) There has been no disallowance of a deduction, or
                  reasonable expectation of a disallowance of a deduction, under
                  Section 162(m) of the Code for employee compensation of any amount paid or payable by the Company or any Subsidiary of the Company. Each Company Benefit Plan that is intended to be a tax-qualified plan is so qualified, in both form and operation, has received one or more IRS determination letters to such effect, and the Company has no knowledge of the existence of any facts that could cause the qualified status of such Company Benefit Plan to be adversely affected.

                           (vi) Except as set forth in Section 4.1(l)(vi) of the
                  Company Disclosure Schedule, each Company Benefit Plan can be amended or terminated at any time without approval from any Person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination. No agreement, commitment, or obligation exists to increase any benefits under any Company Benefit Plan or to adopt any new Company Benefit Plan.

                           (vii) Section 4.1(l)(vi) of the Company Disclosure
                  Schedule sets forth a list of each Company Benefit Plan.

                           (viii) The Company has heretofore made available to
                  Buyer true and complete copies of (1) each Company Benefit Plan, including all amendments to such plan, and all summary plan descriptions and other summaries of such plan, (2) each trust agreement, annuity or insurance contract, or other funding instrument pertaining to each Company Benefit Plan,
                  (3) the most recent determination letter issued by the IRS with respect to each Company Benefit Plan that is intended to be tax-qualified and a copy of any pending applications for such IRS letters, (4) the two most recent actuarial valuation reports for each Company Benefit Plan for which an actuarial valuation report has been prepared, (5) the two most recent annual reports (IRS Form 5500 Series), including all schedules to such reports, if applicable, filed with respect to each Company Benefit Plan, (6) the most recent plan audits, financial statements, and accountant's opinion (with footnotes) for each Company Benefit Plan, (7) all relevant schedules and reports, excepting any personally identifiable information, concerning the administrative costs, benefit payments, employee and employer contributions, claims experience, financial information, and insurance premiums for each Company Benefit Plan that is a self-funded health benefit plan, and (8) all correspondence with government authorities concerning any Company Benefit Plan (other than as previously referenced above).

                  (m) Intellectual Property.

                           (i)(A) The Company and its Subsidiaries own, or are
                  licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted ("COMPANY INTELLECTUAL PROPERTY"), (B) all of the patents owned by the Company or its Subsidiaries are valid and enforceable, and all of the patent applications owned by the Company or its Subsidiaries have been properly filed and contain patentable subject matters and are being diligently prosecuted, (C) to the knowledge of the Company, the use of Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, its use is in accordance in all material respects with the applicable license pursuant to which the Company acquired the right to use such Intellectual Property, (D) to the knowledge of the Company, except as set forth in Section 4.1(m)(i)(D) of the Company Disclosure Schedule, no third party is challenging, infringing on or otherwise violating any right of the Company in the Intellectual Property, (E) neither the Company nor any of its Subsidiaries are party to any legal proceedings, including any patent office proceedings (except for on-going prosecution of patent applications), opposition proceedings or cancellation proceedings, calling into question the validity or enforceability of their patents or the patentability of their patent applications, (F) neither the Company nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of the Company's and its Subsidiaries' business as it is currently conducted, (G) to the knowledge of the Company, no Intellectual Property is being used or enforced by the Company or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of the Company's and its Subsidiaries' business as it is currently conducted and (H) to the knowledge of the Company, neither the Company nor its Subsidiaries have licensed any Intellectual Property to any Third Party such that the Third Party would become a licensee of Buyer pre-existing Intellectual Property or competitor to Buyer to Buyer's detriment. Section 4.1(m)(i)(A) of the Company Disclosure Schedule sets forth all patents and patent applications the Company and its Subsidiaries own, Section 4.1(m)(i)(B) of the Company Disclosure Schedule sets forth all Intellectual Property used by the Company or its Subsidiaries that are licensed from third parties (except for licenses to commercially available, off-the-shelf software) and Section 4.1(m)(i)(C) of the Company Disclosure Schedule sets forth all Intellectual Property owned by the Company or its Subsidiaries that are licensed to third parties.

                           (ii) The execution, delivery and performance of this
                  Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) constitute a breach by the Company or its Subsidiaries of any instrument or agreement governing any Company Intellectual Property, (B) pursuant to the terms of any license or agreement relating to any Company Intellectual Property, cause the modification of any terms of any such license or agreement, including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (C) cause the forfeiture or termination of any Company Intellectual Property under the terms thereof,
                  (D) give rise to a right of forfeiture or termination of any Company Intellectual Property under the terms thereof or (E) impair the right of the Company, its Subsidiaries, or Buyer to make, have made, offer for sale, use, sell, export or license any Company Intellectual Property or portion thereof pursuant to the terms thereof.

                           (iii) Except as set in Section 4.1(m)(iii) of the
                  Company Disclosure Schedule, each current employee, independent contractor or consultant of the Company and its Subsidiaries and, except as would not have a Material Adverse Effect on the Company, each former employee, independent contractor or consultant of the Company and its Subsidiaries, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and Intellectual Property in the form previously provided to Buyer and/or containing obligations substantially similar to those contained in the form.

                  (n) Properties. The Company has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including without limitation, all the properties and assets reflected in the balance sheet of the Company as of September 30, 2001 (except for properties and assets disposed of in the ordinary course of business and consistent with past practice since September 30, 2001). Except as set forth in Section 4.1(n) of the Company Disclosure Schedule, none of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), except (i) Liens for current Taxes not yet due, and Liens for Taxes that are being contested in good faith by appropriate proceedings and with respect to which proper reserves have been taken by the Company and have been duly reflected on its books and records; (ii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance as to which the Company is not in default; (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business of the company; and (iv) minor imperfections of title and encumbrances, if any, which do not materially detract from the value of the property or assets subject thereto.

                  (o) Insurance. All fire and casualty, general liability, business interruption, product liability and any other insurance policies maintained by the Company are with reputable insurance carriers, are in such amounts and provide coverage against such customary risks incident to the business of the Company and its properties and assets and are in character and amount consistent with coverage carried by reasonably prudent Persons of similar size engaged in similar businesses and subject to the same or similar perils or hazards. None of the insurance policies will terminate or lapse (or be affected in any other material manner) by reason of the transactions contemplated by this Agreement. Except as set forth in Section 4.1(o) of the Company Disclosure Schedule, the Company has not received notice of any cancellation or termination or disclaimer of liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under the insurance policies have been filed by the Company and paid in a timely fashion.

                  (p) FDA Matters.

                           (i) The Company's intermediates, and the Company's
                  activities and relevant facilities, are in compliance in all material respects with all applicable requirements of the Federal Food, Drug, and Cosmetic Act and implementing FDA regulations, including without limitation, regulations pertaining to Good Manufacturing Practice and to investigational drugs.

                           (ii) The Company is in compliance in all material
                  respects with, and current in the performance of, any obligation arising under any consent decree, consent agreement, warning letter, Form 483 issued by or entered into with the FDA or other notice, response or commitment made to the FDA or any comparable state or Government Entity.

                           (iii) The Company has disclosed to Buyer any warning
                  letters, untitled (or "notice of violation") letters, or Form 483s or similar notices, or other correspondence relating to the Company's compliance status under applicable legal requirements from the FDA within the last three years.

                           (iv) Neither the Company nor, to the Company's
                  knowledge, any of its officers, employees or agents has knowingly committed any act, made any statement, or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

                           (v) The Company has not been convicted of any crime
                  or engaged in any conduct which could result in debarment under 21 U.S.C. Section 335a or any similar state law or regulation.

                           (vi) There are no proceedings or investigations
                  pending with respect to a violation by the Company of the Federal Food, Drug, and Cosmetic Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other U.S. federal or state Governmental Entity that could potentially result in criminal or civil liability.

                  (q) Taxes.

                           (i) Each of the Company and its Subsidiaries has duly
                  and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. The Company and each of its Subsidiaries has paid all material Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party. Except as set forth in Section 4.1(q)(i) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to the Company or any Subsidiary of the Company. There are no Liens for Taxes upon the assets of the Company or any Subsidiary of the Company, other than Liens for current Taxes not yet due, and Liens for Taxes that are being contested in good faith by appropriate proceedings. Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding. The consolidated federal income Tax Returns of the Company have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 2000. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law). Neither the Company nor any Subsidiary of the Company is a party to any agreement (with any Person other than the Company and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes.

                           (ii) The Company has not constituted either a
                  "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of
                  Section 355(e) of the Code in conjunction with the Merger.

                  (r) Reorganization under the Code. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of
         Section 368(a) of the Code.

                  (s) Form S-4; Proxy Statement/Prospectus. None of the information to be supplied by the Company or its Subsidiaries in the Form S-4 or the Proxy Statement/Prospectus will, (i) at the time the Form S-4 becomes effective under the Securities Act, (ii) at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto and (iii) at the time of each of the Buyer Stockholders Meeting (if any) and the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Exchange Act. Notwithstanding the foregoing, no representation is made by the Company with respect to information supplied by Buyer or Merger Sub for inclusion therein.

                  (t) Affiliate Transactions. Except as set forth in Section 4.1(t) of the Company Disclosure Schedule or as disclosed in the Company SEC Documents, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K, promulgated by the SEC and, except as set forth in Section 4.1(t) of the Company Disclosure Schedule or as set forth as an exhibit to the Company SEC Documents, there are no contracts, agreements, arrangements or other transactions between the Company, on the one hand, and (i) any officer or director of the Company, (ii) any record or beneficial owner of five percent or more of the Company Common Stock, (iii) any Affiliate of any such officer, director or beneficial owner or (iv) Sarawak MediChem Pharmaceuticals, Inc. or Advanced Life Sciences, Inc. ("ALS"), on the other hand.

                  (u) Ownership of Buyer Stock. As of the date of this Agreement, neither the Company nor any of its Subsidiaries own any shares of Buyer Capital Stock.

                  (v) State Takeover Laws. The Board of Directors of the Company has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws, including Section 203 of the DGCL, so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

                  (w) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of UBS Warburg LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

                  (x) Board Approval. The Board of Directors of the Company, at a meeting duly called and held, has, by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of the Company, (ii) approved and adopted this Agreement and (iii) determined to recommend that this Agreement and the transactions contemplated hereby be approved and adopted by the holders of Company Common Stock.

                  (y) Brokers' Fees. Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid by the Company to UBS Warburg LLC and William Blair & Company in accordance with the Company's respective written agreements with such firms, copies of which have been provided to Buyer, and such fees do not and will not exceed $2,000,000 in the aggregate.

                  (z) ALS Licensed Technology. Each existing license agreement by and between the Company and ALS relating to (i) AutoOptimize(TM) and all technologies related thereto and (ii) ChiralSelect(TM) and all technologies related thereto, including but not limited to those licenses relating to (i) and (ii) between the Company and ALS as identified in Section 4.1(m)(i)(B) of the Company Disclosure Schedule (collectively, the "LICENSED TECHNOLOGY"), is valid and binding on ALS and on the Company and any of its Subsidiaries that is a party thereto, as applicable, and is in full force and effect. The Licensed Technology are the only patents, applications, products, methods or other technical knowledge owned or licensed by ALS that are used by the Company to conduct its business and operations as currently conducted. The patents, applications, products, methods and other technical knowledge owned or licensed by ALS, and currently licensed to Company by the existing license agreements, that relate to AutoOptimize(TM) and ChiralSelect(TM), and all technologies related thereto, are the only patents, applications and technical knowledge owned or licensed by ALS that the Company requires to practice AutoOptimize(TM) and ChiralSelect(TM) in its business operations as currently conducted.

         4.2 Representations and Warranties of Buyer and Merger Sub. Except as disclosed in the Buyer disclosure schedule delivered to the Company concurrently herewith (the "BUYER DISCLOSURE SCHEDULE") (any disclosure set forth on any particular schedule shall be deemed to qualify the corresponding paragraph and any other paragraph and sections to which it is readily apparent from a reading of such disclosure), Buyer and Merger Sub hereby represent and warrant to the Company as follows, provided, however, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in the Buyer Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect with respect to Buyer or Merger Sub:

                  (a) Corporate Organization.

                           (i) Buyer is a corporation duly organized, validly
                  existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Buyer. True and complete copies of the Certificate of Incorporation and bylaws of Buyer, as in effect as of the date of this Agreement, have previously been made available by Buyer to the Company.

                           (ii) Each Subsidiary of Buyer (A) is duly organized
                  and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether U.S. federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Buyer.

                           (iii) Merger Sub is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware. Merger Sub was formed by Buyer solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business and has incurred no liabilities other than in connection with the transactions contemplated by this Agreement. True and complete copies of the Certificate of Incorporation and bylaws of Merger Sub, as in effect as of the date of this Agreement, have previously been made available to the Company.

                  (b) Capitalization.

                           (i) The authorized capital stock of Buyer consists of
                  (A) 60,000,000 shares of Buyer Common Stock, of which, as of December 31, 2001, 45,173,463 shares were issued and outstanding and 60,320 shares were held in treasury and (B) 6,716,666 shares of preferred stock, par value $0.001 per share, of Buyer (the "BUYER PREFERRED STOCK," and together with the Buyer Common Stock, the "BUYER CAPITAL STOCK"), of which no shares are issued and outstanding. From December 31, 2001 to the date of this Agreement, no shares of Buyer Capital Stock have been issued except pursuant to the exercise of options granted under the Buyer Option Plans. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options and stock issued pursuant to Buyer Option Plans and warrants to purchase 2,167,500 shares of Buyer Common Stock, Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Capital Stock or any other equity securities of Buyer or any securities of Buyer representing the right to purchase or otherwise receive any shares of Buyer Capital Stock. As of December 31, 2001, no shares of Buyer Capital Stock were reserved for issuance, except for 940,188 shares of Buyer Common Stock reserved for issuance upon the exercise of stock options pursuant to the Buyer Option Plans. Buyer has no Voting Debt issued or outstanding. As of December 31, 2001, 1,930,812 shares of Buyer Common Stock are subject to outstanding Buyer Stock Options. Since December 31, 2001, except as permitted by this Agreement, (A) no Buyer Common Stock has been issued except in connection with the exercise of issued and outstanding Buyer Stock Options and (B) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Buyer Common Stock have been issued, granted or made.

                           (ii) The authorized capital stock of Merger Sub
                  consists of 1,000 shares of common stock, par value $0.001 per share, of which 100 are validly issued, fully paid and nonassessable, and are owned by Buyer free and clear of any Liens.

                           (iii) Buyer owns, directly or indirectly, all of the
                  issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Buyer, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b)(iii) of the Buyer Disclosure Schedule sets forth a list of each material investment of Buyer in any Non-Subsidiary Affiliate.

                  (c) Authority; No Violation.

                           (i) Each of Buyer and Merger Sub has full corporate
                  power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Buyer and Merger Sub. Buyer, as sole stockholder of Merger Sub, has approved and adopted this Agreement and the transactions contemplated hereby. If necessary or reasonably deemed desirable, the Board of Directors of Buyer shall direct that the issuance of Buyer Common Stock pursuant to this Agreement and a proposal to increase the authorized Buyer Capital Stock be submitted to Buyer stockholders for approval at a meeting of Buyer stockholders (the "BUYER STOCKHOLDERS MEETING"), and, except for the approval of the issuance of Buyer Common Stock in the Merger and the increase in the authorized Buyer Capital Stock by the affirmative vote of the holders of a majority of the outstanding shares of Buyer Common Stock (the "BUYER STOCKHOLDER APPROVAL") which may be required prior to the consummation of the Merger, no other corporate proceedings on the part of Buyer or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Buyer and Merger Sub, enforceable against Buyer and Merger Sub in accordance with its terms, except as enforcement may be limited by general principals of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                           (ii) Neither the execution and delivery of this
                  Agreement by Buyer and Merger Sub, nor the consummation by Buyer and Merger Sub of the transactions contemplated hereby, nor compliance by Buyer and Merger Sub with any of the terms or provisions hereof, will (A) violate any provision of the Certificate of Incorporation or bylaws of Buyer or the Certificate of Incorporation or bylaws of Merger Sub or (B) assuming that the consents and approvals referred to in
                  Section 4.2(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer, Merger Sub, any of their Subsidiaries or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer, Merger Sub or any of their Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer, Merger Sub or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on Buyer or the Surviving Corporation.

                  (d) Consents and Approvals. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act and any other applicable anti-trust or competition approvals, (ii) the filing with the SEC of the Proxy Statement/Prospectus and the Form S-4, (iii) the filing of the Certificate of Merger, (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the Nasdaq, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement, (vi) the filing of an amended and restated Certificate of Incorporation of Buyer increasing the authorized Buyer Capital Stock, if necessary or reasonably deemed desirable, and (vii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Buyer, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by each of Buyer and Merger Sub of this Agreement and (B) the consummation by each of Buyer and Merger Sub of the transactions contemplated by this Agreement.

                  (e) Financial Reports and SEC Documents. Each of Buyer and its Subsidiaries has filed all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by it since July 17, 2000 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed, with the SEC (collectively, the "BUYER SEC DOCUMENTS"). Each of the Buyer SEC Documents, including the Buyer 2000 10-K and the Buyer 10-Q, (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date hereof), did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Buyer SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders' equity and cash flows or equivalent statements in such Buyer SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (f) Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in the Buyer 2000 10-K, or in the financial statements (or notes thereto) included in the Buyer 10-Q or in the Buyer SEC Documents filed prior to the date hereof, neither Buyer nor any of its Subsidiaries had at September 30, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies which (A) are accrued or reserved against in the financial statements in the Buyer 2000 10-K, in the Buyer 10-Q or reflected in the respective notes thereto or (B) were incurred after September 30, 2001 in the ordinary course of business and consistent with past practices, (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Buyer, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations or contingencies that are of a nature not required to be reflected in the consolidated financial statements of Buyer and its Subsidiaries prepared in accordance with GAAP consistently applied.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Documents filed prior to the date hereof, since September 30, 2001, there has not been any event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

                  (h) Legal Proceedings. There is no suit, action or proceeding or investigation pending or, to the knowledge of Buyer, threatened, against or affecting Buyer or any of its Subsidiaries or, to the knowledge of Buyer, any basis for any such suit, action, proceeding or investigation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Buyer or its Subsidiaries having, or that would reasonably be expected to have, any such effect.

                  (i) Compliance with Applicable Law. Buyer and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to Buyer or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

                  (j) Taxes. Each of Buyer and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. Buyer and each of its Subsidiaries has paid all material Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party.

                  (k) Board Approval. The Board of Directors of Buyer, at a meeting duly called and held, has, by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Buyer, (ii) approved and adopted this Agreement and (iii) recommended, if necessary or reasonably deemed desirable by Buyer, that the issuance of Buyer Common Stock in the Merger pursuant to this Agreement and the increase in the authorized capital stock of Buyer be approved by the holders of Buyer Common Stock.

                  (l) Reorganization under the Code. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of
         Section 368(a) of the Code.

                  (m) Form S-4; Proxy Statement/Prospectus. None of the information to be supplied by Buyer or its Subsidiaries in the Form S-4 or the Proxy Statement/Prospectus will, at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Buyer Stockholders Meeting (if any) and the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Exchange Act, except that no representation is made by Buyer or Merger Sub with respect to information supplied by the Company for inclusion therein.

                  (n) Ownership of Company Stock. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries own any shares of Company Capital Stock.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the relevant subsection in Section 5.1 of the Company Disclosure Schedule):

                  (a) Ordinary Course.

                           (i) The Company and its Subsidiaries shall carry on
                  their respective businesses in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to keep available the services of their respective present officers and key employees (including, without limitation, those employees of the Company entering into employment agreements with the Buyer on or about the date of this Agreement), preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them.

                           (ii) The Company shall not, and shall not permit any
                  of its Subsidiaries to, (A) enter into any new line of business, (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures which individually and in the aggregate do not exceed $250,000 or make payments in connection with any of the foregoing, (C) except in the ordinary course under the Company's existing line of credit and except as set forth in Section 5.1(a)(ii)(C) of the Company Disclosure Schedule, incur any additional indebtedness in a single transaction or a group of related transactions having a value in excess of 1% of the Company's assets or (D) except as set forth in Section 5.1(a)(ii)(D) of the Company Disclosure Schedule, enter into any transaction with its Affiliates.

                  (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except the declaration and payment of dividends from a wholly-owned Subsidiary of the Company to the Company or to another wholly-owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction or (iii) except as set forth in Section 5.1(b)(iii) of the Company Disclosure Schedule, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except, in the case of this clause (iii), for the issuance of Company Common Stock upon the exercise of options, warrants or other rights to purchase Company Common Stock outstanding and in existence on the date of this Agreement.

                  (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms.

                  (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, the Company shall not, and shall not permit its Subsidiaries to, amend or propose to so amend their respective Certificates of Incorporation, bylaws or other governing documents.

                  (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of the Company and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). The Company shall not, and shall not permit its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement.

                  (f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) other than in the ordinary course of business consistent with past practice.

                  (g) Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by the Company or a Subsidiary of the Company to or in the Company or any Subsidiary of the Company, (B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Company or its Subsidiaries, as applicable (provided that none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory
         Law) or (ii) except as set forth in Section 5.1(g)(ii) of the Company Disclosure Schedule or in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly-owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing other than the refinancing of debt outstanding on the date hereof on commercially reasonable terms and provided that the Company shall give the Buyer prior notice of its intent to refinance any such debt and the proposed terms thereof.

                  (h) Tax-Free Qualification. The Company shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would be reasonably expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (i) Compensation. Except as required by law or by the express terms of any collective bargaining agreement or other agreement currently in effect and disclosed in writing to Buyer between the Company or any Subsidiary of the Company and any director, officer, consultant or employee thereof, the Company shall not increase the amount of compensation of, or pay any severance to (other than pursuant to currently existing contracts or arrangements previously disclosed to Buyer or non-material increases in the ordinary course of business consistent with past practice), any director, officer, consultant or key employee of the Company or any Subsidiary of the Company or make any increase in or commitment to increase or accelerate the payment of any employee benefit, grant any additional Company Stock Options, adopt or amend or make any commitment to adopt or amend any Company Benefit Plan or fund or make any contribution to any Company Benefit Plan or any related trust or other funding vehicle, other than regularly scheduled contributions to trusts funding qualified plans. The Company shall not accelerate the vesting of, or the lapsing of restrictions with respect to, any Company Stock Option or other stock-based award (other than pursuant to currently existing agreements, contracts or arrangements set forth in Section 5.1(i) of the Company Disclosure Schedule), and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

                  (j) Accounting Methods; Tax Matters. Except as disclosed in Company SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, the Company shall not change in any material respect its methods of accounting in effect at September 30, 2001, except as required by changes in GAAP as concurred in by the Company's independent public accountants. The Company shall not at or before the Effective Time (i) change its fiscal year, (ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or Buyer,
         (iii) settle any material Tax claim or assessment or (iv) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

                  (k) Litigation. The Company shall not, and shall not permit any of its Subsidiaries to, settle or compromise any material suit, action, proceeding or regulatory investigation pending for an amount in excess of $250,000 or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending.

                  (l) Intellectual Property. The Company shall not transfer or license to any Person or otherwise extend, amend or modify any rights to the Company Intellectual Property, other than in the ordinary course of business consistent with past practice or pursuant to any contracts, agreements, arrangements or understandings currently in place that have been disclosed in writing to Buyer prior to the date of this Agreement.

                  (m) Company Contracts. The Company and its Subsidiaries shall not amend or otherwise modify, or terminate, any Company Contracts, except in the ordinary course consistent with past practices, or enter into any material joint venture, lease, service or other agreement of the Company or any of its Subsidiaries.

                  (n) Certain Actions. The Company and its Subsidiaries shall not take any action or omit to take any action (i) for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement or (ii) that could reasonably be expected to have a Material Adverse Effect on the Company.

                  (o) No Related Actions. The Company shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         5.2 Covenants of Buyer. During the period from the date of this Agreement and continuing until the Effective Time, Buyer agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the relevant subsection in Section 5.2 of the Buyer Disclosure Schedule):

                  (a) Ordinary Course. Buyer and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them.

                  (b) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, Buyer and Merger Sub shall not, and shall not permit their respective Subsidiaries to, amend or propose to so amend their respective Certificates of Incorporation or bylaws or other governing documents.

                  (c) Tax-Free Qualification. Buyer shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would be reasonably expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (d) Certain Actions. Buyer and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

                  (e) Dividends; Changes in Share Capital. Buyer shall not (i) declare or pay any cash dividends on or make other distributions of property in respect of any Buyer Capital Stock or (ii) split, combine or reclassify any Buyer Capital Stock.

                  (f) Accounting Methods. Except as disclosed in Buyer SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Buyer shall not change in any material respect its methods of accounting in effect at September 30, 2001, except as required by changes in GAAP as concurred in by Buyer's independent public accountants.

         5.3 Governmental Filings. The Company and Buyer shall file all reports and correspondence required to be filed by each of them with the SEC (and all other Governmental

Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, correspondence, announcements and publications promptly upon request.

         5.4 Control of Other Party's Business. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Buyer shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

         5.5 Cooperation. The Company and Buyer shall confer on a reasonable basis with each other regarding operational matters and other matters related to the Merger (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement).

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Preparation of Proxy Statement; Stockholders Meetings.

                  (a) As promptly as reasonably practicable following the date hereof, Buyer and the Company shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the Proxy Statement/Prospectus and Buyer shall prepare and file with the SEC the Form S-4. The Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as Buyer's prospectus. Each of Buyer and the Company shall use its reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC as soon after such filing as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Buyer and the Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments, and advise each other of any oral comments, with respect to the Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Buyer and the Company, which approval shall not be unreasonably withheld or delayed; provided, that, with respect to documents filed by a party hereto that are incorporated by reference in the Form S-4 or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. Buyer will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to Buyer stockholders (if the Buyer Stockholder Approval is necessary or reasonably deemed desirable) and the Company will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. If, at any time prior to the Effective Time, any information relating to Buyer or the Company, or any of their respective affiliates, officers or directors, is discovered by Buyer or the Company and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Buyer and the Company.

                  (b) The Company shall duly take all lawful action to call, give notice of, convene and hold the Company Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Buyer and the Company for the purpose of obtaining the Company Stockholder Approval and, subject to Section 6.4, shall take all lawful action to solicit the Company Stockholder Approval. The Board of Directors of the Company shall recommend the adoption of the plan of Merger contained in this Agreement by the stockholders of the Company to the effect as set forth in Section 4.1(s) (the "COMPANY RECOMMENDATION"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Buyer such recommendation or (ii) take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (collectively, a "CHANGE IN THE COMPANY RECOMMENDATION"); provided, however, that the Board of Directors of the Company may make a Change in the Company Recommendation pursuant to
         Section 6.4 hereof and to effect any action permitted by Section 8.1 hereof. Notwithstanding any Change in the Company Recommendation, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and nothing contained herein shall be deemed to relieve the Company of such obligation unless terminated under Section 8.1.

                  (c) If such Buyer Stockholder Approval is required under the DGCL or Nasdaq rules to consummate the Merger, or is otherwise reasonably deemed desirable by Buyer, Buyer shall duly take all lawful action to call, give notice of, convene and hold the Buyer Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Buyer and the Company for the purpose of obtaining the Buyer Stockholder Approval and, shall take all lawful action, consistent with its fiduciary duties, to solicit the Buyer Stockholder Approval. If such Buyer Stockholder Approval is required under the DGCL or Nasdaq rules to consummate the Merger, or is otherwise reasonably deemed desirable by Buyer, the Board of Directors of Buyer shall recommend that the Buyer's stockholders amend the Certificate of Incorporation to increase the authorized Buyer Capital Stock and to permit the issuance of Buyer Stock in the Merger (the "BUYER RECOMMENDATION"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Company such recommendation or (ii) take any action or make any statement in connection with the Buyer Stockholders Meeting inconsistent with such recommendation (collectively, a "CHANGE IN THE BUYER RECOMMENDATION"); provided, however, that the Board of Directors of Buyer may make a Change in the Buyer Recommendation to effect any action permitted by
         Section 8.1 hereof.

         6.2 Access to Information. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Buyer reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Buyer (a) a copy of each material report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws or the HSR Act, as applicable (other than documents that such party is not permitted to disclose under applicable law), and (b) all other material information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that
(i) any law, treaty, order, judgment, decree, rule or regulation of any Governmental Entity applicable to it or any agreement or contract requires it or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party or (iii) the information is subject to the attorney-client privilege, work product privilege concerning pending or legal procedures or governmental investigations. Buyer will hold any information obtained pursuant to this Section 6.2 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality agreements dated November 12, 2001 and December 17, 2001, between Buyer and the Company (the "CONFIDENTIALITY AGREEMENTS"), which Confidentiality Agreements shall continue in full force and effect. Any investigation by either Buyer or the Company shall not affect the representations and warranties of the other.

         6.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "REQUIRED APPROVALS") and (ii) taking all reasonable steps as may be necessary to obtain all such Necessary Consents and the Required Approvals. In furtherance and not in limitation of the foregoing, each of Buyer and the Company agrees (i) to make, as promptly as practicable,
(A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and (B) all other necessary filings with other Governmental Entities relating to the Merger, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such

Governmental Entities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such Governmental Entities as soon as practicable and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Agreement, neither Buyer nor the Company nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest or agree to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Buyer (assuming the Merger has been consummated) or to substantially impair the benefits to Buyer, as of the date hereof, to be realized from consummation of the Merger, and neither Buyer or the Company shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Merger.

         6.4 Acquisition Proposals.

                  (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries, or any purchase or sale of 10% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 10% or more of its total voting power (or of the surviving parent entity in such transaction) or the voting power of any of its Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by Buyer or an Affiliate thereof), an "ACQUISITION PROPOSAL"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

                  (b) Notwithstanding anything in this Agreement to the contrary, the Company (and its Board of Directors) shall be permitted to (i) comply with applicable law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act) with regard to an Acquisition Proposal, (ii) effect a Change in the Company Recommendation or (iii) engage in discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (ii) or (iii):

                           (A) the Company Stockholders Meeting shall not have
                  occurred;

                           (B) the Company has not previously breached any of
                  its covenants in Section 6.4(a);

                           (C) (I) in the case of clause (ii) above, the Company
                  has received an unsolicited bona fide written Acquisition Proposal from a third party and the Company's Board of Directors concludes in good faith that such Acquisition Proposal would lead to a Superior Proposal and (II) in the case of clause (iii) above, the Company's Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal would lead to a Superior Proposal;

                           (D) the Company's Board of Directors, after
                  consultation with outside counsel, determines in good faith that it is required to do so in the exercise of its fiduciary duties under applicable law;

                           (E) prior to providing any information or data to any
                  Person in connection with an Acquisition Proposal by any such Person, the Company's Board of Directors receives from such Person an executed confidentiality agreement having provisions that are at least as restrictive to such Person as the comparable provisions contained in the Confidentiality Agreements and Exclusivity Agreement; and

                           (F) prior to providing any information or data to any
                  Person or entering into discussions or negotiations with any Person, it notifies Buyer within 24 hours of the receipt of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers.

         The Company agrees that it will promptly keep Buyer informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the party making such inquiry, proposal or offer.

                  (c) The Company agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties (other than Buyer) conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.4. Nothing in this Section 6.4 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VIII hereof) or (y) affect or limit any other obligation of the Company under this Agreement except as specifically provided in Section 6.1(b).

         6.5 Fees and Expenses. Subject to Section 8.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such Expenses, except Expenses (including filing fees) incurred in connection with the filing, printing and mailing of the Proxy Statement/Prospectus and Form S-4, which shall be shared equally by Buyer and the Company.

         6.6 Directors' and Officers' Indemnification and Insurance. From and after the Effective Time, Buyer shall (a) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of the Company (in all of their capacities) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company's Certificate of Incorporation, Bylaws and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of the Company arising out of or pertaining to matters existing or occurring at or prior to the Effective Time and for acts or omissions existing or occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) whether asserted or claimed prior thereto, (b) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) Certificate of Incorporation and bylaws for a period of six years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Certificate of Incorporation and bylaws of the Company and (c) cause to be maintained, for a period of three years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Buyer (or any successor thereto) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Buyer be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Buyer shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Buyer under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.6 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.6 applies shall be third-party beneficiaries of this Section 6.6).

         6.7 Employee Benefits. For a period of at least 12 months following the Effective Time, Buyer shall provide, or shall cause to be provided, to individuals who are employees of the Company and its Subsidiaries immediately before the Effective Time (other than any employees subject to collective bargaining agreements) and who continue to be employed by Buyer and its Subsidiaries after the Effective Time (the "COMPANY EMPLOYEES") compensation and employee benefits that are, in the aggregate, substantially similar to those currently provided by the

Company to such employees of the Company (it being understood that discretionary equity and equity based awards will remain discretionary). The foregoing shall not be construed to prevent the termination of employment of any Company Employee or the amendment or termination of any particular benefit plan of Buyer.

         6.8 Public Announcements. Buyer, Merger Sub and the Company shall consult with each other before issuing any press release or otherwise make any public statement with respect to the Merger or this Agreement and, except as required by law shall not issue any such press release or make any such public statement, without the other party's consent, such consent not to be unreasonably withheld or delayed.

         6.9 Listing of Shares of Buyer Common Stock. Buyer shall use its best efforts to cause the shares of Buyer Common Stock to be issued in the Merger and the shares of Buyer Common Stock to be reserved for issuance upon exercise of the Company Converted Options to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

         6.10 Affiliates. Not less than 30 days prior to the date of the Company Stockholders Meeting, the Company shall deliver to Buyer a letter identifying all Persons who, in the judgment of the Company, may be deemed at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. The Company shall use reasonable best efforts to cause each Person identified on such list to deliver to Buyer prior to the Effective Time, a written agreement substantially in the form attached as Exhibit A hereto (an "AFFILIATE AGREEMENT").

         6.11 Notification of Certain Matters. Buyer and the Company shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Buyer or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of Buyer and the Company shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         6.12 Accountants' Letters. The Company shall use its reasonable best efforts to cause to be delivered to Buyer a letter from its independent public accountants addressed to Board of Directors of Buyer, dated no earlier than five Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to Buyer and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         6.13 Issuance of Certain Options. No later than 30 days after the Effective Time, Buyer shall issue an aggregate of 136,356 Buyer Stock Options to certain Company Employees in individual amounts as are determined by Buyer in consultation with the Company prior to the Effective Time with the consent of the Company, which consent shall not be unreasonably withheld.

         6.14 Assignment of Licensed Technology. On or prior to the Effective Time, the Company shall have executed and shall have caused ALS to have executed an assignment of the Licensed Technology from ALS to the Company, in a form reasonably acceptable to Buyer (the "ASSIGNMENT AGREEMENTS"), such Assignment Agreements to be effective upon the Effective Time. The Assignment Agreements shall provide that in the event the representation and warranty contained in
Section 4.1(z) herein is found not to be true and correct, the Company shall enter into and shall cause ALS to enter into a new or revised assignment agreement with the effect of making true and correct such representation and warranty. For the avoidance of doubt, a breach of the representation and warranty contained in Section 4.1(z) if remedied in a manner reasonably satisfactory to Buyer in accordance with the undertaking set forth in the preceding sentence shall satisfy the condition precedent set forth in Section 7.2(a) as it specifically relates to the representation and warranty in Section 4.1(z). The Assignment Agreement shall further provide that in the event the Licensed Technology is licensed or sold, in whole or in part, to a third party by the Company (other than in connection with, directly or indirectly, a sale of the Company or a sale of a line of the Company's business, in which case such acquiror shall assume the rights and obligations under the Assignment Agreement), 50% of any royalties or sale proceeds resulting from such license or sale of the Licensed Technology shall be payable to ALS by the Company.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Company and Buyer to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. (i) the Company shall have obtained the Company Stockholder Approval and (ii) Buyer shall have obtained the Buyer Stockholder Approval, if necessary.

                  (b) No Injunctions or Restraints; Illegality. No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (d) Nasdaq Listing. The shares of Buyer Common Stock to be issued in the Merger and such other shares of Buyer Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

                  (e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         7.2 Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the Merger are subject to the satisfaction, or waiver by Buyer, on or prior to the Closing Date, of the following conditions:

                  (a) Representations and Warranties.

                           (i) The representations and warranties of the Company
                  set forth in Sections 4.1 (b), (e), (f), (g), (h), (i), (j),
                  (t), (w), (x), (y) and (z) of this Agreement (A) as may be qualified as to materiality or Material Adverse Effect, shall be true and correct and (B) if not so qualified as to materiality or Material Adverse Effect, shall be materially true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct or materially true and correct, respectively, as of such other date).

                           (ii) The representations and warranties of the
                  Company set forth in Sections 4.1 (a), (c), (d), (k), (l),
                  (m), (n), (o), (p), (q), (r), (s), (u) and (v) of this
                  Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), in each case except where the failure of the representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                           (iii) Buyer shall have received a certificate of the
                  chief executive officer and the chief financial officer of the Company, dated the Closing Date, to the effect set forth in subsections (i) and (ii) above.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

                  (c) Third Party Consents. The Company shall have obtained all consents and approvals of third parties referred to in Section 7.2(c) of the Company Disclosure Schedule.

                  (d) Affiliate Agreements. The executed Affiliate Agreements required by Section 6.10 shall have been delivered to Buyer by the Company.

                  (e) Assignment Agreements. The Assignment Agreements, as set forth in Section 6.14, shall have been executed and delivered, by the parties thereof, to Buyer.

         7.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date, of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Buyer set forth in this Agreement, disregarding all qualifications and exceptions contained therein to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct or materially true and correct, respectively, as of such other date), in each case except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer. The Company shall have received a certificate of the chief executive officer and the chief financial officer of Buyer and an authorized officer of Merger Sub, dated the Closing Date, to such effect.

                  (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer and chief financial officer of Buyer to such effect.

                  (c) Tax Opinion. The Company shall have received from Winston & Strawn, counsel to the Company, a written opinion, dated the Closing Date, to the effect that for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to the Company shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Buyer and the Company.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and except as specifically provided below, whether before or after the Buyer Stockholders Meeting or the Company Stockholders Meeting:

                  (a) By mutual written consent of Buyer and the Company;

                  (b) By either Buyer or the Company, if the Effective Time shall not have occurred on or before July 31, 2002 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.3) has been a material cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) By either Buyer or the Company, if any Governmental Entity
         (i) shall have issued an order, decree or ruling or taken any other action (which such party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or
         (ii) shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Section 7.1(c), (d) or (e), as applicable, and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action such party shall have used its reasonable best efforts to obtain, in accordance with Section 6.3); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party hereto whose failure to comply with Section 6.3 has been a material cause of such action or inaction;

                  (d) By Buyer or the Company (provided that the party seeking to terminate this Agreement shall not be in material breach of any of its obligations hereunder), if either the Buyer Stockholder Approval (if necessary) or the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Buyer Stockholders Meeting or the Company Stockholders Meeting, as applicable;

                  (e) By Buyer, if the Company shall have (i) failed to make the Company Recommendation or effected a Change in the Company Recommendation, whether or not permitted by the terms hereof, (ii) willfully or materially breached its obligations under Section 6.4 or
         (iii) materially breached its obligations under this Agreement by reason of a failure to call the Company Stockholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to its stockholders the Proxy Statement/Prospectus in accordance with Section 6.1(a);

                  (f) By the Company, if Buyer shall have (i) in the event the Buyer Stockholder Approval is necessary, failed to make the Buyer Recommendation or effect a change in Buyer Recommendation (unless the failure to call the Buyer Stockholder Meeting or the change in Buyer Recommendation is due to the failure of the Company to call the Company Stockholder Meeting or obtain the Company Stockholder Approval) or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Buyer Stockholders Meeting in accordance with
         Section 6.1(c) or a failure to prepare and mail to its stockholders the Proxy Statement/Prospectus in accordance with Section 6.1(a);

                  (g) By Buyer, if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date; or

                  (h) By the Company, if Buyer shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date.

         8.2 Effect of Termination.

                  (a) In the event of termination of this Agreement by either the Company or Buyer as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors except with respect to Section 4.1(y), the penultimate sentence of
         Section 6.2, Section 6.5, Section 6.8, this Section 8.2 and Article IX, which provisions shall survive such termination; provided that, notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor the Company shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

                  (b) In the event Buyer terminates this Agreement pursuant to
         Section 8.1(d) (provided, that the basis of such termination is the failure to obtain the Company Stockholder Approval), the Company shall promptly, but in no event later than one Business Day after the date of termination, pay to Buyer by wire transfer of immediately available funds the Company Termination Fee and Costs of Buyer.

                  (c) If (i) (A) Buyer terminates this Agreement pursuant to
         Section 8.1(b) without the Company Stockholders Meeting having occurred or pursuant to Section 8.1(g), (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to the Company shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of the Company and (C) within twelve months of such termination the Company or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal or (ii) Buyer terminates this Agreement pursuant to Section 8.1(e), then, without duplication of amounts payable pursuant to
         Section 8.2(b), the Company shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i), the earlier of the date the Company or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay to Buyer by wire transfer of immediately available funds the Company Termination Fee and the Costs of Buyer.

                  (d) In the event the Company terminates this Agreement pursuant to (i) Section 8.1(d) (provided that the basis of such termination is the failure of Buyer to obtain the Buyer Stockholder Approval, if such approval is necessary), or (ii) Section 8.1(f) Buyer shall promptly, but in no event later than one Business Day after the date of termination, pay to the Company by wire transfer of immediately available funds the Buyer Termination Fee and Costs of the Company.

                  (e) The parties hereto acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Buyer nor the Company would enter into this Agreement; accordingly, if the Company or Buyer fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, Buyer or the Company commences a suit which results in a judgment against the Company or Buyer for the fee set forth in this Section 8.2, the Company or Buyer shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.5. The parties hereto agree that any remedy or amount payable pursuant to this Section
         8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement.

         8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Buyer Stockholder Approval (if necessary) or the Company Stockholder Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval (unless made subject to such approval). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party hereto. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt,
(b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                           if to Buyer or Merger Sub to:

                           deCODE genetics, Inc.
                           Lynghals 1
                           110 Reykjavik, Iceland
                           Fax:  +354 (570) 1901
                           Attention:  Kari Stefansson, M.D., Dr. Med.

                           with a copy to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, New York  10166-0193
                           Fax:  (212) 351-4035
                           Attention:  Scott A. Kislin, Esq.

                           if to the Company to:

                           MediChem Life Sciences, Inc.
                           2501 Davey Road
                           Woodridge, IL 60517
                           Fax:  (630) 783-4949
                           Attention:  Michael T. Flavin, Ph.D.

                           with a copy to:

                           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, IL 60601
                           Fax:  (312) 558-5700
                           Attention:  R. Cabell Morris, Jr., Esq.

         9.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The mere fact that certain representations and warranties are placed within the "material breach"

(and not the "Material Adverse Effect") qualifier category in Section 7.2(a) shall not imply that a breach thereof would not result in a Material Adverse Effect to the Company.

         9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.5 Entire Agreement; No Third Party Beneficiaries.

                  (a) This Agreement, the Confidentiality Agreements, the Exclusivity Agreement and the Exhibits, Schedules and disclosure schedules and the other agreements and instruments of the parties hereto delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.6 (which is intended to be for the benefit of the Persons covered thereby).

         9.6 Governing Law. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

         9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         9.9 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.10 Submission to Jurisdiction; Waivers. Each of the Company and Buyer irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the Company and Buyer hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and to accept service of process in any manner permitted by such courts. Each of the Company and Buyer hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise),
(c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts or (d) any right to a trial by jury.

            [THE REST OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

                  IN WITNESS WHEREOF, Buyer, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       DECODE GENETICS, INC.


                                       By:             /s/ Kari Stefansson
                                              ----------------------------------
                                              Name:    Kari Stefansson
                                              Title:   CEO and President


                                       SAGA ACQUISITION CORP.


                                       By:             /s/ Kari Stefansson
                                              ----------------------------------
                                              Name:    Kari Stefansson
                                              Title:   Director


                                       MEDICHEM LIFE SCIENCES, INC.


                                       By:             /s/ Michael T. Flavin
                                              ----------------------------------
                                              Name:    Michael T. Flavin
                                              Title:   CEO and President